EXHIBIT 99.1
Alimera Sciences Reports Second Quarter 2014 Financial Results
ILUVIEN® Injections Increased over 25% in the United Kingdom on Sequential Basis from First Quarter 2014
Alimera Will Host a Conference Call at 4:30 PM ET Today
ATLANTA, August 7, 2014 -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the second quarter ended June 30, 2014.
"We achieved an important milestone during the second quarter of 2014 as more commercial patients have now been injected with ILUVIEN than were treated in our clinical trials. Further, we experienced a 25% increase in ILUVIEN injections in the United Kingdom during the second quarter of 2014 compared to the prior quarter. Our second quarter 2014 revenue from the United Kingdom was similar to the first quarter revenue as several hospitals in the United Kingdom stocked their pharmacies following the implementation of the NICE guidance for the reimbursement of ILUVIEN in the first quarter 2014,” said Dan Myers, president and chief executive officer of Alimera Sciences. “As our operations continue to expand, we expect to experience fluctuations in order patterns but we believe the underlying organic growth rate of ILUVIEN injections in the United Kingdom is a strong sign of the demand we are seeing. We expect usage to continue to increase as the United Kingdom market becomes more familiar with the available treatments for diabetic macular edema.”
Dan Myers continued, “In Germany, we achieved flat revenue on a sequential basis from the first quarter of 2014, despite repositioning our sales organization which temporarily limited our sales coverage. We recently completed the transition to a new country manager and are in the process of converting from a contract sales model to a direct sales model in Germany. As we enter September 2014, we expect to have a complete team in place to target the key physicians and accounts across Germany to drive awareness for ILUVIEN. We continue to have strong relationships with contract sales organizations in other EU countries, and as we expand to other markets we will implement contract, direct or hybrid sales models depending on the unique characteristics of that market.”
"We continue to make strong progress in our geographic expansion efforts and remain on track to launch ILUVIEN in Portugal and France during the fourth quarter of 2014. In June 2014, the Italian Medicines Agency granted marketing authorization to ILUVIEN. We also received a positive outcome of the Repeat-Use Procedure for ILUVIEN in 10 additional EU countries, and we are working closely with these countries during the national phase to obtain ILUVIEN marketing authorization in each one. Recently, Norway and Denmark became the first countries to grant national marketing authorization following the positive outcome in June of the Repeat-Use Procedure application."
As announced in April 2014, Alimera’s resubmission of its new drug application (NDA) for ILUVIEN to the U.S. Food and Drug Administration (FDA) to address questions raised in the FDA’s October 2013 complete response letter has been acknowledged by the FDA as a complete class 2 response and a Prescription Drug User Fee Act (PDUFA) goal date of September 26, 2014 had been established. In the October 2013 complete response letter, the FDA referenced deficiencies in the methods and controls used for the drug product at the third party facility where ILUVIEN is manufactured. In July 2014, the third party facility received a notification from the Los Angeles District of the Department of Health and Human Services (LA District) after their pre-approval and good manufacturing practice inspection of the facility in connection with Alimera’s NDA. In that notification, the LA District recommended approval of the NDA by the FDA. This is only a recommendation which the FDA is not obligated to follow. Only the FDA can issue an official approval of the NDA.
Second Quarter 2014 Financial Results

Net revenue for the second quarter of 2014 was $2.2 million, compared to $2.1 million in the first quarter of 2014 and $179,000 for the second quarter of 2013.
GAAP cost of goods sold for the second quarter of 2014 was $376,000 compared to $11,000 for the second quarter of 2013. GAAP cost of goods sold for the second quarter of 2014 were impacted by a reserve of $207,000 for potential German inventory expiration later in 2014. This reserve relates to the initial inventory build of German product in late 2012 and early 2013 in advance of the expected launch in Germany, which has not progressed as initially expected. Excluding this reserve, non-GAAP adjusted cost of goods sold was $169,000. Non-GAAP adjusted gross margin was $2.0 million, or 91%, for the second quarter of 2014, compared to $168,000, or 94%, for the second quarter of 2013.
Research and development expenses for the second quarter of 2014 decreased 18% to $1.8 million, compared to $2.2 million for the second quarter of 2013. The decrease was primarily attributable to the completion of the physician utilization study in the fourth quarter of 2013 and cost associated with April 2013 resubmission of the ILUVIEN NDA, offset by additional personnel hired in the EU following the commercial launch of ILUVIEN in Germany and the United Kingdom.
General and administrative expenses in the second quarter of 2014 increased 17% to $2.8 million, compared to $2.4 million in the second quarter of 2013. The increase was primarily attributable to additional personnel hired following the commercial launch of ILUVIEN in Germany and the United Kingdom.
Sales and marketing expenses in the second quarter of 2014 decreased 37% to $3.1 million, compared to $4.9 million for the second quarter of 2013. The decrease was primarily attributable to decreases of non-recurring marketing and market access costs incurred during the second quarter of 2013 in connection with the commercial launches in Germany and the United Kingdom, and savings associated with the transition of several management and market access roles in Germany and the United Kingdom to Alimera that were previously contracted through Quintiles Commercial in 2013.
GAAP net income attributable to common stockholders for the second quarter of 2014 was $1.1 million, compared with GAAP net loss attributable to common stockholders for the second quarter of 2013 of $21.3 million. GAAP net income, or loss, attributable to common stockholders for the quarters ended June 30, 2014 and 2013 were affected by non-cash items and certain items expected to be non-recurring in nature, including the reserve for potential inventory expiration previously noted, a change in the fair value of a derivative warrant liability, an unrealized foreign currency loss, the non-cash accretion of the beneficial conversion feature and a loss related to an early extinguishment of debt. GAAP basic earnings per share and diluted loss per share for the three months ended June 30, 2014 were $0.03 per share and $(0.16) per share, respectively, based on 40,275,638 and 42,548,254 weighted average shares outstanding, respectively. GAAP basic and diluted loss per share for the three months ended June 30, 2013 was $(0.67) per share based on 31,574,858 weighted average shares outstanding.
Non-GAAP adjusted net loss attributable to common stockholders for the second quarter of 2014 was $6.1 million, compared to a non-GAAP adjusted net loss attributable to common stockholders for the second quarter of 2013 of $9.5 million. Non-GAAP adjusted basic loss per share for the three months ended June 30, 2014 and 2013 were $(0.15) per share and $(0.30) per share, respectively. Non-GAAP adjusted diluted loss per share is not presented as all outstanding common stock equivalents are anti-dilutive. Net loss for basic weighted average shares outstanding attributable to common stockholders per share and non-GAAP adjusted net loss attributable to common stockholders per share was based on 40,275,638 weighted average shares outstanding for the second quarter of 2014 and 31,574,858 weighted average shares outstanding for the second quarter of 2013.
Reconciliations of GAAP cost of goods sold to non-GAAP adjusted costs of goods sold, GAAP gross margin to non-GAAP adjusted gross margin, GAAP net loss attributable to common stockholders to non-GAAP adjusted net loss attributable to common stockholders and GAAP net loss attributable to common stockholders per common share to non-GAAP adjusted net loss attributable to common stockholders per common share is included below under the heading "Non-GAAP Financial Measures."

As of June 30, 2014, Alimera had cash and cash equivalents of $42.0 million, compared to $31.9 million as of June 30, 2013.
In April 2014, Alimera entered into a Loan Agreement with Hercules Technology Growth Capital (Hercules) for a term loan in the principal amount of $35 million. Hercules advanced $10 million to Alimera and will advance the remaining $25 million in the event that the FDA approves ILUVIEN on or before October 31, 2014 and certain other conditions are satisfied. The additional $25 million advance will be used to fund a $25 million milestone payment obligation that Alimera will owe in the event that the FDA approves ILUVIEN. Alimera used proceeds from the initial funding of $10 million under the term loan to refinance its 2013 term loan with Silicon Valley Bank, which resulted in net proceeds of $4.7 million.
Conference Call to be Held Today
Alimera will hold a conference call today at 4:30 p.m. ET to discuss these results and provide regulatory and commercial updates. The conference call will be hosted by Dan Myers, President and Chief Executive Officer, and Rick Eiswirth, Chief Operating Officer and Chief Financial Officer.
To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (international). A live webcast will be available on the Investor Relations section of the corporate website at http://www.alimerasciences.com.
A replay of the conference call will be available beginning August 7, 2014 at 7:30 p.m. ET and ending on August 14, 2014 by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), Conference ID Number: 77034836. A replay of the webcast will also be available on the corporate website.
About ILUVIEN®
ILUVIEN (190 micrograms intravitreal implant in applicator) is a sustained release intravitreal implant used to treat vision impairment associated with chronic diabetic macular edema considered insufficiently responsive to available therapies. Each ILUVIEN implant provides a therapeutic effect of up to 36 months by delivering sustained sub-microgram levels of fluocinolone acetonide (FAc). ILUVIEN is injected in the back of the patient's eye to a position that takes advantage of the eye's natural fluid dynamics. The applicator employs a 25-gauge needle, which allows for a self-sealing wound. In the FAME™ Study, a phase 3 clinical study of ILUVIEN, the most frequently reported adverse drug reactions included cataract development and increased ocular pressure. ILUVIEN has not been approved for sale in the United States.
About Alimera Sciences, Inc.
Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera's European operations are conducted from London by its wholly-owned subsidiary, Alimera Sciences Limited.
Non-GAAP Financial Measures
Alimera believes the metrics Non-GAAP adjusted cost of goods sold, Non-GAAP adjusted gross margin, Non-GAAP adjusted net loss attributable to common stockholders and Non-GAAP adjusted net loss attributable to common stockholders per common share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted cost of goods sold, Non-GAAP adjusted gross margin, Non-GAAP adjusted net loss attributable to common stockholders and Non-GAAP adjusted net loss attributable to common stockholders per common share exclude certain non-cash items. These Non-GAAP metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for cost of goods sold, gross margin, net loss attributable to common stockholders or net loss attributable to common stockholders per common share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these Non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash or infrequent adjustments which management believes are not reflective of Alimera's operating results. These Non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, Non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.
Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera's commercial plans for ILUVIEN in Germany, the United Kingdom, Portugal and France and the regulatory status and potential commercialization of ILUVIEN in the U.S., Australia, New Zealand and the additional EU countries for which Alimera has applied for or received approval. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the EU, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2013 and Alimera’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 to be filed with the SEC. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)
NET REVENUE	$2,190	$179	$4,274	$179
COST OF GOODS SOLD	(376)	(11)	(940)	(11)
GROSS MARGIN	1,814	168	3,334	168

RESEARCH AND DEVELOPMENT EXPENSES	1,809	2,180	4,435	4,203
GENERAL AND ADMINISTRATIVE EXPENSES	2,827	2,429	5,754	5,099
SALES AND MARKETING EXPENSES	3,136	4,898	6,547	8,461
OPERATING EXPENSES	7,772	9,507	16,736	17,763

INTEREST EXPENSE, NET AND OTHER	(325)	(129)	(454)	(263)
UNREALIZED FOREIGN CURRENCY LOSS, NET	(146)	—	(202)	—
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	8,054	(6,742)	(5,076)	(12,336)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	(440)	(153)	(440)	(153)
NET INCOME (LOSS) BEFORE TAXES	1,185	(16,363)	(19,574)	(30,347)
PROVISION FOR TAXES	(69)	—	(69)	—
NET INCOME (LOSS)	$1,116	$(16,363)	$(19,643)	$(30,347)
ACCRETION OF PREFERRED STOCK BENEFICIAL CONVERSION FEATURE	—	(4,950)	—	(4,950)
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$1,116	$(21,313)	$(19,643)	$(35,297)
NET INCOME (LOSS) PER SHARE APPLICABLE TO COMMON STOCKHOLDERS — Basic	$0.03	$(0.67)	$(0.52)	$(1.12)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic	40,275,638	31,574,858	38,076,968	31,560,294
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS — Diluted	$(0.16)	$(0.67)	$(0.52)	$(1.12)
WEIGHTED AVERAGE SHARES OUTSTANDING — Diluted	42,548,254	31,574,858	38,076,968	31,560,294

CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$41,986	$12,628
Accounts receivable, net	1,020	500
Prepaid expenses and other current assets	2,560	3,474
Inventory, net	1,372	1,786
Deferred financing costs	597	250
Total current assets	47,535	18,638
PROPERTY AND EQUIPMENT — at cost less accumulated depreciation	1,123	982
TOTAL ASSETS	$48,658	$19,620
CURRENT LIABILITIES:
Accounts payable	$1,851	$1,735
Accrued expenses	1,118	934
Outsourced services payable	1,236	603
Note payable	—	1,667
Capital lease obligations	10	10
Total current liabilities	4,215	4,949
NON-CURRENT LIABILITIES:
Derivative warrant liability	21,457	16,381
Note payable — less current portion	9,313	3,194
Other non-current liabilities	14	21
STOCKHOLDERS’ EQUITY (DEFICIT):
Series A convertible preferred stock	27,238	32,045
Common stock	403	316
Additional paid-in capital	282,384	240,135
Common stock warrants	968	412
Accumulated deficit	(296,989)	(277,345)
Accumulated other comprehensive loss	(345)	(488)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	13,659	(4,925)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$48,658	$19,620

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
(in thousands, except share and per share data)

	Three Months Ended,		Six Months Ended,
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
GAAP COST OF GOODS SOLD	$(376)	$(11)	$(940)	$(11)
Adjustments to costs of goods sold:
Reserve for potential product expiration	207	—	654	—
NON-GAAP ADJUSTED COST OF GOODS SOLD	$(169)	$(11)	$(286)	$(11)
GAAP GROSS MARGIN	$1,814	$168	$3,334	$168
Adjustments to gross margin:
Reserve for potential product expiration	207	—	654	—
NON-GAAP ADJUSTED GROSS MARGIN	$2,021	$168	$3,988	$168
GAAP NET GAIN (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,116	$(21,313)	$(19,643)	$(35,297)
Adjustments to net gain (loss):
Unrealized foreign currency loss, net	146	—	202	—
Change in fair value of derivative warrant liability	(8,054)	6,742	5,076	12,336
Loss on early extinguishment of debt	440	153	440	153
Accretion of preferred stock beneficial conversion feature	—	4,950	—	4,950
Reserve for potential product expiration	207	—	654	—
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,145)	$(9,468)	$(13,271)	$(17,858)
GAAP NET GAIN (LOSS) PER SHARE — Basic	$0.03	$(0.67)	$(0.52)	$(1.12)
Adjustments to net gain (loss):
Unrealized foreign currency loss, net	0.00	—	0.01	—
Change in fair value of derivative warrant liability	(0.20)	0.21	0.13	0.39
Loss on early extinguishment of debt	0.01	0.00	0.01	0.00
Accretion of preferred stock beneficial conversion feature	—	0.16	—	0.16
Reserve for potential product expiration	0.01	—	0.02	—
NON-GAAP ADJUSTED NET LOSS PER SHARE — Basic	$(0.15)	$(0.30)	$(0.35)	$(0.57)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic	40,275,638	31,574,858	38,076,968	31,560,294

For investor inquiries: John Mills, ICR for Alimera Sciences 310-954-1105 John.Mills@ICRINC.com	For press inquiries: Katie Brazel, Fleishman-Hillard for Alimera Sciences 404-739-0150 Katie.Brazel@fleishman.com

SOURCE Alimera Sciences, Inc.